Exhibit 10.2
ASSET TRANSFER, ASSIGNMENT AND ASSUMPTION AGREEMENT
This asset transfer, assignment and assumption agreement ("Agreement") is entered into on September 11, 2015 , between Code2Action, Inc. (the "Transferor"), and Peer to Peer Network, a Nevada Corporation, (the "Transferee").
The Transferor owns and operates a cloud based SaaS technology platform known as C2A Mobicard (the "Business").
Transferor and Trannsferee are parties to that certain license agreement and related convertible promissory note (collecetively the "License Agreements").
Pursuant to the terms of the License Agreements, if the assets of the Business are transferred to Transferee, the Transferor shall have the right to convert its convertible promissory note to 90% of the issued and outstanding capital stock of Transferee on a fully diluted post-issuance basis at time of conversion.
The Transferor and the Transferee have decided to transfer the assets of the Business to Transferee as contemplated in the License Agreements.
Therefore, the parties agree as follows:
1. Transfer of the Assets; Assumption of the Assumed Contracts and Liabilities. Subject to the provisions set forth in this agreement, as of date hereof, the Transferor hereby conveys, assigns, and transfers to the Transferee the assets set forth on Schedule 1 (the "Assets") free and clear of any and all liens and encumbrances, and the Transferee hereby accepts the conveyance, assignment, and transfer of the Assets and assumes the Transferor's obligations under the contracts listed on Schedule 1 (the "Assumed Contracts") and all liabilities related to the Business and the Assets after the date hereof.
2. No Other Assumption of Liabilities. Except for the Assumed Contracts, the Transferee does not assume any obligation or liability of the Transferor for the Assets or the Business, or the Assumed Contracts arising before the date hereof. The Transferor will not be responsible for any liability that arises from the Transferee's operation of the Business, the Assets, or the Assumed Contracts after the Effective Time.
3. Convertible Promissory Note. As consideration for the Asset transfer herein, the parties agree that pursuant to the License Agreements, the Transferor hereby has the right in its discretion to convert its convertible promissory note to 90% of the issued and outstanding capital stock of Transferee on a fully diluted post-issuance basis at time of conversion.
4. Representations and Warranties. The Transferor makes no representations or warranties in connection with the Business ar Assets, which are being transferred on an "as is" basis.
5. Survival. Except as otherwise provided in this agreement, the representations and promises of the parties contained in this agreement will survive (and not be affected in any respect by) the date hereof for the applicable statute of limitations as well as any investigation conducted by any party and any information which any party may receive.

6. Further Actions. At any time and from time to time after the date of this agreement: (1) the Transferor shall execute and deliver or cause to be executed and delivered to the Transferees such other instruments and take such other action, all as the Transferees may reasonably request, in order to carry out the intent and purpose of this agreement; and (2) the Transferees shall execute and deliver or cause to be executed and delivered to the Transferor such other instruments and take such other action, all as the Transferor may reasonably request, in order to carry out the intent and purpose of this agreement.
7. Governing Law; Venue. This agreement and the transactions contemplated hereby will be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws principles) of the State of Nevada. Any suit, action, or other proceeding brought against any of the parties to this agreement or any dispute arising out of this agreement or the transactions contemplated hereby must be brought either in the courts sitting in Nevada or in the United States District Court and by its execution and delivery of this agreement, each party accepts the jurisdiction of such courts and waives any objections based on personal jurisdiction or venue.
8. Notices. All notices and other communications under this agreement must be in writing and given by first class mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, or personal delivery against receipt to the party to whom it is given, in each case, at the party's address set forth in this section 11 or such other address as the party may hereafter specify by notice to the other parties given in accordance with this section. Any such notice or other communication will be deemed to have been given as of the date the applicable delivery receipt for such communication is executed as received or in the case of mail, three days after it is mailed.
If to the Transferor or Transferee:

Christopher Esposito
             45 Central St.
                Peabody, MA. 01960
                 Bus #    617.206.3300
                 Cell #    978.335.4066
9. Miscellaneous. This agreement contains the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations, writings, and understandings relating to the subject matter of this agreement are merged in and are superseded and canceled by, this agreement. This agreement may not be modified or amended except by a writing signed by the parties. This agreement is not intended to confer upon any person or entity not a party (or their successors and permitted assigns) any rights or remedies hereunder. This agreement may be signed in any number of counterparts, each of which will be an original with the same effect as if the signatures were upon the same instrument, and it may be signed electronically. The captions in this agreement are included for convenience of reference only and will be ignored in the construction or interpretation hereof. If any date provided for in this agreement falls on a day which is not a business day, the date provided for will be deemed to refer to the next business day. Any provision in this agreement that is held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction will be ineffective only to the extent of such invalidity, illegality, or unenforceability without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent. The Exhibits and Schedules to this agreement are a material part of this agreement and are incorporated by reference herein.
[Signature page follows.]

Each of the undersigned has caused this transfer, assignment and assumption agreement to be duly executed and delivered as of the date first written above.
TRANSFEREE:
Peer to Peer Network

By: e/s: Christopher Esposito
Name: Christopher Esposito
 Title: CEO

TRANSFEROR:
Code2Action, Inc.

By: e/s: Scott Milbury
Name: Scott Milbury
 Title:   President

Schedule 1
Assets
"Assets" means all of the assets of the Transferor used or useful in the operation of the Business, including the following assets:
a) all books, records, mailing lists, customer lists, advertising and promotional materials, and all other documents used by the Transferor in the Business (whether in hard copy or electronic form);
b) all intellectual property of the Businees and associated goodwill, including all copyrights, patents, trademarks, trade secrets, and other intellectual property, including specifically:
Trademark http://www.trademarkia.com/c2a-mobicard-86386216.html
U.S. Provisional Patent pending Serial# 62046252

c) the internet domain names www.freemobicard.com , www.cardsmobi.com , www.code2action.net and all varieties owned by the Transferor used in the Business; and
d) all social media accounts, including, without limitation Facebook, Google Plus, LinkedIn, Twitter and YouTube accounts, used in the Business.
e) all software and code used in the Business